Exhibit 4.2

TELENAV, INC.

FIFTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

DATED AS OF April 14, 2009

TELENAV, INC.

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) dated as of April 14, 2009 (“Effective Date”) is being made and entered into by and among TeleNav, Inc., a Delaware corporation formerly known as Televigation, Inc. (the “Company”), and the parties listed in Exhibit A hereto (the “Preferred Holders”) and the individuals listed on Exhibit B hereto (the “Founders”) with reference to the following:

RECITALS

The following provisions form the basis for, and are hereby made a part of, this Agreement:

A. The Preferred Holders hold shares of Series A Preferred Stock of the Company (the “Series A Stock”), Series B Preferred Stock (the “Series B Stock”), Series B Prime Preferred Stock (the “Series B Prime Stock”), Series C Preferred Stock (the “Series C Stock”), Series C Prime Preferred Stock (the “Series C Prime Stock”), Series D Preferred Stock (the “Series D Stock”), and Series E Preferred Stock (the “Series E Stock”), and possess information and registration rights pursuant to that certain Fourth Amended and Restated Investors’ Rights Agreement dated as of January 26, 2006, among the Company, the Founders and the Preferred Holders (the “Prior Rights Agreement”).

B. The Company and the undersigned Founders and Preferred Holders desire to terminate the Prior Rights Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Rights Agreement.

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FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, the undersigned hereby agree that the Prior Rights Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties to this Agreement further agree as follows:

Section 1. REGISTRATION RIGHTS

1.1 Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings ascribed to them below:

(a) “Affiliate” shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified and includes without limitation any person or entity meeting the definition of “affiliate” set forth in Rule 405 of the Securities Act;

(b) “Commission” shall mean the Securities and Exchange Commission;

(c) “Common Stock” shall mean shares of the Company’s common stock with a par value per share of $0.001;

(d) “Company IPO” shall mean the Company’s first firm commitment underwritten initial public offering of its Common Stock pursuant to a registration statement filed with the Commission under the Securities Act;

(e) “Forms S-3, S-4 and S-8” shall mean the respective registration statements of the same names (including successors thereto) prepared for filing with the Commission;

(f) “Founders Stock” shall mean shares of Common Stock held or hereafter acquired by the Founders;

(g) “Holder” shall mean any holder or transferee pursuant to paragraph 1.11 of outstanding Registrable Securities who acquired such Registrable Securities in a transaction or Series of transactions not involving any public offering;

(h) “Initiating Holder” shall mean any Holder or Holders of Registrable Securities who in the aggregate hold not less than fifty percent (50%) of either (i) the Registrable Securities, or (ii) those Registrable Securities issuable upon conversion of the Series E Stock;

(i) “Preferred Stock” shall mean collectively, the Company’s Series A Stock, Series B Stock, Series B Prime Stock, Series C Stock, Series C Prime Stock, Series D Stock and Series E Stock;

(j) “Qualified Public Offering” shall mean a firm commitment underwritten public offering registered under the Securities Act, (other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Corporation), if: (i) the public offering price of the Common Stock offered therein (prior to underwriter

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FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

commissions and expenses) equal or exceeds two and one-half times (2.5x) the Initial Conversion Price of the Series E Preferred Stock (as defined in the Company’s Seventh Amended and Restated Certificate of Incorporation in effect as of the date hereof and as appropriately adjusted for stock dividends, subdivisions, splits, combinations or recapitalizations with respect to such shares), and (ii) the aggregate net proceeds to the Corporation (before deduction for underwriter commissions and expenses) equal or exceed $50,000,000;

(k) “Register” shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement (such term shall include the terms “register,” “registered” and “registration”);

(l) “Registrable Securities” shall mean: (i) shares of Common Stock of the Company, issued or issuable upon conversion of the Preferred Stock held by the Preferred Holders on the date hereof or thereafter acquired by a Holder; and (ii) any shares of Common Stock issued as (or issuable upon the exercise or conversion of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or replacement of, any of the shares referenced in clause (i) above; provided, however, that Registrable Securities shall not mean any shares of Common Stock (A) that have previously been registered, (B) that have been sold to the public either pursuant to a registration statement or an exemption from registration under the Securities Act (including Rule 144), (C) which have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned or (D) with respect to which shares this Agreement has terminated pursuant to Section 1.12; and

(m) “Securities Act” shall mean the Securities Act of 1933, as amended.

1.2 Demand Registration.

(a) Request for Registration. If the Company shall receive from the Initiating Holders, at any time after the date hereof, other than during the 180 day period after the closing of the Company IPO, a written request (a “Demand Request”) that the Company effect the registration or qualification of Registrable Securities at an aggregate net offering price of not less than $50,000,000, then the Company shall:

(i) promptly give written notice of the proposed registration or qualification to all other Holders and the Founders; and

(ii) as soon as practicable, use best efforts to effect such registration, or qualification (including, without limitation, filing post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as are reasonably necessary to permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such Demand Request, together with all or such portion of

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the Registrable Securities of other Holders or the Founders Stock of any Founders joining in such Demand Request as are specified in a written notice given within 20 days after receipt of written notice from the Company pursuant to clause (i) of this Section 1.2(a); provided that the Company may delay the effectiveness of such Demand Request until (A) the third year anniversary of the date hereof (in such case without impairing its right to further delay the effectiveness of such Demand Request pursuant to clause (B) of this Section 1.2(a)(ii)), or (B) if the Demand Request is received subsequent to the third year anniversary of the date hereof or if the Company elects to delay the effectiveness of such Demand Request pursuant to clause (A) of this Section 1.2(a)(ii), up to 90 days if the Board of Directors of the Company has determined in good faith in a written certificate delivered to the Holders, signed by the Chairman of the Board, that such a registration would be seriously detrimental to the Company and its stockholders at such time (but no further delays after such 90 days will be permitted. The holders of a majority of the Registrable Securities held by the Initiating Holders may withdraw the Demand Request at any time prior to the third year anniversary of the date hereof if the Company elects to delay the effectiveness of such Demand Request pursuant to clause (A) of this Section 1.2(a)(ii), or during such 90-day period if the Company elects to delay the effectiveness of such Demand Request pursuant to clause (B) of this Section 1.2(a)(ii), in which event they will not be deemed to have made a Demand Request hereunder); provided, however, that the Company may only delay the effectiveness of such Demand Request pursuant to clause (B) of this Section 1.2(a)(ii) once in any given twelve-month period; and provided further, that the Company will not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2(a) after the closing of the sale of Registrable Securities incident to two registrations effected pursuant to Demand Requests under this Section 1.2(a) if such registrations have been declared or ordered effective; and provided further, that the Company shall not be obligated to effect a registration pursuant to this Section 1.2(a) if it delivers a written notice, delivered to the Holders within 30 days of the receipt of a Demand Request and signed by the Chairman of the Board, stating that the Company intends to file a registration statement for the Company IPO within 90 days of the date of such notice and, during such 90 day period, the Company continues to take commercially reasonable efforts in good faith to consummate such Company IPO. Subject to the foregoing provisions, the Company will file a registration statement covering the securities so requested to be registered as soon as practicable, but in any event within 60 days, after receipt of the request of the Initiating Holders.

(b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they will so advise the Company as a part of their request made pursuant to Section 1.2(a) or Section 1.2(c) and the Company will include such information in the written notice referred to in Section 1.2(a)(i). In such event, the right to registration of any Holder pursuant to Section 1.2 or Founder pursuant to Section 1.3 will be conditioned upon such Holder’s or Founder’s participation in such underwriting and the inclusion of all or part of such Holder’s or Founder’s securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder or Founder) to the extent provided herein. The Company will (together with all stockholders proposing to distribute their securities through such underwriting) enter into

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an underwriting agreement in customary form with an underwriter selected by the Initiating Holders holding a majority of the Registrable Securities proposed to be included in the underwriting by the Initiating Holders, but subject to the reasonable approval of the Company. Notwithstanding any other provision of this Section 1.2, if the managing underwriter(s) advises the Initiating Holders and the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, the Company will so advise all stockholders of securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares included in the registration and underwriting will be allocated, first, to the Initiating Holders, second to the Holders of Registrable Securities requesting inclusion, third, to the Company, fourth, to the Founders, and fifth, to other selling stockholders, in each case on a pro rata basis and in proportion, as nearly as practicable, to the total number of securities offered by such stockholders at the time of filing of the registration statement. If any Holder or Founder disapproves of the terms of the underwriting, such Holder or Founder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn also will be withdrawn from registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration previously was reduced as a result of marketing factors, then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders as above provided.

(c) Form S-3. After the Company IPO, the Company will use commercially reasonable efforts to qualify and remain eligible for registration on Form S-3; and to that end the Company will use its best efforts to register (whether or not required by law to do so) its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), concurrently with the effective date of the first registration under the Securities Act of any securities of the Company. After the Company has qualified for the use of Form S-3 (or any successor form), the Holders of Registrable Securities will have the right to request up to two registrations on Form S-3 in any 12 month period (such requests will be in writing and will state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Holders), subject only to the following:

(i) The Company will not be required to effect a registration pursuant to this Section 1.2(c): (A) within 60 days immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Commission Rule 145 transaction or with respect to an employee benefit plan); (B) for a period of 90 days following the request made pursuant to this Section 1.2(c) if the Board of Directors of the Company has determined in good faith that such a registration would be seriously detrimental to the Company and its stockholders at such time (but any further delays by the Company after the first delay of 90 days will not be permitted); or (C) more than once in any six month period;

(ii) The Company will not be required to effect a registration pursuant to this Section 1.2(c) unless the Holder or Holders requesting registration propose to dispose of outstanding Registrable Securities whose anticipated aggregate offering price, net of underwriting discounts and commissions, exceeds $500,000; and

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(iii) The Company will give notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 1.2(c) and will provide a reasonable opportunity for other Holders to participate in the registration.

Subject to the foregoing provisions, the Company will use commercially reasonable efforts to effect within 30 days the registration of all shares of Registrable Securities requested to be registered on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

1.3 Incidental Registration.

(a) Notice of Registration. If at any time or from time to time, the Company determines to file a registration statement under the Securities Act relating to a proposed sale to the public of shares of the Common Stock (but excluding registrations relating solely to employees’ stock option or purchase plans or relating solely to a Commission Rule 145 transaction), either for its own account or the account of a security holder or holders, the Company:

(i) promptly shall give to each Holder and Founder written notice thereof (which will include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(ii) shall include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities or Founders Stock, as the case may be, specified in a written request or requests, made within 30 days after such written notice from the Company, by any Holder or Founder, except as set forth in Section 1.3(b).

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders and Founders as part of the written notice given pursuant to Section 1.3(a)(i). In such event the right of any Holder or Founder to registration pursuant to this Section 1.3 will be conditioned upon participation in such underwriting and the inclusion of all or part of such Holder’s Registrable Securities or such Founder’s Founders Stock, as the case may be, in the underwriting to the extent provided in this Agreement. All Holders and Founders proposing to distribute their securities through the underwriting will (together with the Company and the other stockholders distributing their securities through the underwriting) enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 1.3, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may (subject to the limitations set forth below), in the case of the Company IPO only, exclude all Registrable Securities and Founders Stock from the registration and underwriting, or, in all other cases, limit the number of Registrable Securities and Founders Stock to be included in the

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registration and underwriting on a pro rata basis based on the number of Registrable Securities requested to be registered by each Holder and Founder, provided: (i) that no such limitation will be made with respect to Registrable Securities being offered by Holders who have requested the Company to register such Registrable Securities pursuant to a mandatory registration obligation of the Company in Section 1.2 or one similar thereto; (ii) that no securities held by persons that are not Holders will be included in the registration and underwriting; (iii) no Registrable Securities shall be excluded until all securities held by the Founders have been excluded; and (iv) after the Company IPO, such limitation will not reduce the number of Registrable Securities to be included in the registration and underwriting to less than 25 percent of the securities proposed to be included in the registration and underwriting unless this requirement is waived by the holders of a majority of the Registrable Securities otherwise to be included in such registration. The Company will advise all Holders and Founders participating in the registration of any such limitation, and the number of shares of Registrable Securities or Founders Stock that may be included in the registration. If any Holder or Founder disapproves of the terms of any such underwriting, such Holder or Founder may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities or Founders Stock so withdrawn also will be withdrawn from registration. If any shares are so withdrawn and if the number of Registrable Securities or Founders Stock to be included in such registration previously was reduced as a result of marketing factors, then the Company shall offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion as provided above. The Company, in its sole discretion, for any reason, may abandon or postpone a proposed registration otherwise subject to this Section 1.3 or withdraw the registration statement, without liability to any Holder or Founder.

1.4 Registration and Selling Expenses.

(a) Definitions. For purposes of this Section 1, “Registration Expenses” means all expenses incurred in connection with any registration, filing, qualification or compliance pursuant to this Section 1, including, without limitation, all registration, filing and qualification fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incidental to or required by such registration, and post-effective expenses contemplated by Section 1.5, and up to $30,000 in expenses of one special counsel to the Holders in any particular registration (which such counsel shall be acceptable to Holders of a majority of the Registrable Securities to be included in the a registration under Section 1.3, or Initiating Holders holding a majority of the Registrable Securities held by the Initiating Holders to be included in a registration under Section 1.2), but shall not otherwise include Selling Expenses and fees and disbursements of counsel for the Holders. “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities or Founders Stock.

(b) Registration Expenses. All Registration Expenses incurred in connection with any registration, filing or qualification under this Section 1 shall be borne by the Company.

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(c) Selling Expenses. Each of the selling Holders and/or Founders will bear all Selling Expenses incurred in connection with any offer and sale of Registrable Securities or Founders Stock owned by such Holder or Founder pursuant to this Section 1.

1.5 Registration Procedures. In the case of each registration or qualification effected by the Company pursuant to this Section 1, the Company will keep each Holder and Founder participating therein advised in writing as to the initiation of such registration or qualification and as to the completion thereof. The Company will, as expeditiously as possible:

(a) Preparation of Registration Statement. Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders owning a majority of the Registrable Securities registered thereunder (or of the Initiating Holders owning a majority of the Registrable Securities held by the Initiating Holders registered thereunder in the case of a registration under Section 1.2), keep such registration statement effective for the lesser of 120 days or until the Holders have informed the Company in writing that the distribution of their securities has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of securities of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (x) includes any prospectus required by Section 10(a)(3) of the Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

(b) Amendment and Supplements. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Copies of Prospectus. Furnish to the Holders and Founders such reasonable number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Blue Sky. Use commercially reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall reasonably be requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction (unless the Company is already subject to service in such state or jurisdiction).

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(e) Underwriting Agreement. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder or Founder participating in such underwriting shall also enter into and perform its obligations under such an agreement, including furnishing any customary opinion of counsel or entering into a lock-up agreement reasonably requested by the managing underwriter.

(f) Subsequent Events. Notify each Holder or Founder of securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file and, at the request of any such seller, furnish to such seller a reasonable number of copies of, a supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

(g) Legal Opinions and Comfort Letters. Furnish, at the request of any Holder or Founder requesting registration of securities pursuant to this Section 1, on the date that such securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters on the date that the registration statement with respect to such securities becomes effective: (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders and Founders requesting registration of securities, if any; and (ii) a letter dated such date, from the independent certified public accountant of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders and Founders requesting registration of securities, if any.

(h) Listing. Apply for listing and use its best efforts to list the securities being registered on any national securities exchange on which a class of the Company’s equity securities are listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use commercially reasonable efforts to qualify the securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.

(i) Transfer Agent. Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

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(j) Other. Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall conform materially with the provisions of Section 11(a) of the Securities Act.

(k) Cooperation. In the event of any underwritten public offering, cooperate with the Holders requesting registration pursuant to this Section, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the Holders or the underwriters in connection therewith, and participate, to the extent reasonably requested by the managing underwriter for the offering or the Holders, in efforts to sell the Registrable Securities under the offering (including without limitation, participating in “roadshow” meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company.

1.6 Indemnification.

(a) Company Indemnification. The Company will indemnify each Holder of Registrable Securities, each of its officers, directors, stockholders, agents, attorneys and current and former partners and members, and each person controlling any such person within the meaning of Section 15 of the Securities Act, and each Founder, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1 and each underwriter, if any, and each person who controls (within the meaning of Section 15 of the Securities Act) any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages, costs, expenses and liabilities whatsoever (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other documents (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance (any such misstatement or omission, a “Violation”), and will reimburse each such Holder, each of its officers, directors, stockholders, agents, attorneys and current and former partners and members, and each person who controls any such person, each Founder, each such underwriter and each person who controls any such underwriter for any legal and any other expenses reasonably incurred and as incurred in connection with investigating or defending any such claim, loss, damages, cost, expense, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, cost, expense or liability arises out of or is based on any Violation based upon written information furnished to the Company by an instrument duly executed by any Holder, Founder, underwriter or other otherwise indemnified person and stated to be specifically for use in such prospectus, offering circular or other document, unless such Holder, Founder or underwriter timely provided to the Company additional information to correct the previously inaccurate or incomplete information.

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(b) Holder/Founder Indemnification. Each Holder and each Founder will, individually and not jointly, if Registrable Securities or Founders Stock held by such Holder or Founder are included in the securities as to which a registration or qualification is being effected, will indemnify the Company, each of its directors and officers who sign such registration statement, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder and each of their officers, directors, agents, attorneys and current and former partners and members and each person controlling such other Holder, against all claims, losses, damages, costs, expenses and liabilities whatsoever (or actions, proceedings or settlements in respect thereof) arising out of or based on any Violation, and will reimburse the Company, such other Holders, such directors, officers, agents, attorneys, partners, persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, in each case to the extent, but only to the extent, that such Violation is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or Founder and stated to be specifically for use therein; provided that, the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any Violation made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or the supplemented or amended prospectus filed with the Commission pursuant to Rule 424 under the Securities Act (the “Final Prospectus”), such indemnity agreement will not inure to the benefit of any underwriter or any other Holder, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim, or damage at or prior to the time such action is required by the Securities Act; provided further, that in no case shall any Holder be required to indemnify any person hereunder for any amount in excess of the amount of net proceeds received by such Holder from the offering of the securities.

(c) Indemnification Procedures. Each party entitled to indemnification under this Section 1.6 (the “Indemnified Party”) will give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, will be approved by the Indemnified Party (whose approval will not unreasonably be withheld). After notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this Section 1.6 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, subject to the following sentence. The Indemnified Party will have the right to employ its counsel in any such action, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless: (i) the employment of counsel by such Indemnified Party has been authorized in writing by the Indemnifying Party; (ii) the Indemnified Party shall have been advised by its counsel that representation of such Indemnified Party and the Indemnifying Party by

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the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential conflicts of interest between them in the conduct of the defense of such action (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party); or (iii) the Indemnifying Party will not in fact have employed counsel to assume the defense of such action, within a reasonable time, and in any of the cases set forth in (i), (ii) or (iii) above, such fees and expenses shall be paid by the Indemnifying Party. The failure to notify an Indemnifying Party within a reasonable time of the commencement of any such action, only if prejudicial to its ability to defend such action, will relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 1.6. The Indemnifying Party will not be liable, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, for the reasonable fees and expenses of more than one separate firm of attorneys for such Indemnified Party or controlling person, which firm will be designated in writing by the Indemnified Party to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of an Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If any such Indemnified Party will have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to and that have not been asserted by the Indemnifying Party, then the Indemnifying Party will not have the right to continue the defense of such action on behalf of such Indemnified Party and will reimburse such Indemnified Party and any person controlling such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party. The indemnity agreements contained in this Section 1.6 will not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the Indemnifying Party (which consent will not be unreasonably withheld) as to any action the defense of which has been assumed by such Indemnifying Party.

(d) Contribution. If recovery is not available under the foregoing indemnification provisions of this Section 1.6, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses from the parties liable for indemnification, except to the extent that such contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted and the opportunity to correct and prevent any statement of omission. The parties agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. In no event will any Holder be required to contribute an amount in excess of the amount of net proceeds received by the Holder from the offering of the securities.

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1.7 Information by Holder/Founder. Each Holder of Registrable Securities included in any registration, and each Founder participating in a registration, will furnish to the Company such information regarding such Holder or Founder and the distribution proposed by such Holder or Founder as the Company may reasonably request in writing in connection with any registration or qualification referred to in this Section 1.

1.8 Rule 144 Reporting. With a view to making available to the Preferred Holders and Founders the benefits of certain rules and regulations of the Commission that may permit the sale of Registrable Securities to the public without registration, the Company agrees to:

(a) Public Information. Make and keep public information available, as those terms are understood and defined in Commission Rule 144, at all times after ninety days after the effective date of the first registration filed by the Company that involves a sale of securities of the Company to the general public;

(b) Reports. File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and Exchange Act after it has become subject to such reporting requirements; and

(c) Annual and Quarterly Reports. Furnish to any Preferred Holder so long as such Preferred Holder owns any Registrable Securities forthwith upon request a written statement by the Company that it has complied with the reporting requirements of said Commission Rule 144 (at any time after the 90 days after the effective date of said first registration statement filed by the Company), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing any Preferred Holder of any rule or regulation of the Commission permitting the selling of any such securities without registration.

1.9 Limitations on Subsequent Registration Rights. From and after the date hereof, the Company will not, without the prior written consent of holders of at least a majority of the Registrable Securities issuable upon conversion of the Series E Stock, voting as one class, enter into any agreement with any holder or prospective holder of any security of the Company that allows such holder or prospective holder of any securities of the Company to (i) initiate any Company registration; or (ii) include such securities in any registration of the Company’s securities unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not diminish the number of Registrable Securities that are included.

1.10 Market Stand-Off. If requested by the Company and the managing underwriter of common stock (or other securities) of the Company, no Holder or Founder shall sell or otherwise transfer, make any short sale, grant any option for the purchase, or enter into any hedging or similar transaction with the same economic effect as a sale, of any common stock (or other securities) of the

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Company held by the Holder or Founder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the Company IPO (or such other period, not to exceed 18 days after the expiration of the 180-day period) as may be requested by the Company or the managing underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), provided that (1) all executive officers and directors of the Company and holders of at least 1% of the Company’s voting securities enter into similar agreements and (2) this restriction shall not apply to any shares sold to an underwriter pursuant to an underwriting agreement hereunder. The obligations described in this Section 1.10 shall not apply to (i) any registration following the Company IPO, (ii) a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future and (iii) a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with a legend with respect to the shares of common stock (or other securities) subject to the foregoing restriction until the end of such period. The Holder or Founder agrees to execute a market standoff agreement with the underwriters in customary form consistent with the provisions of this Section 1.10.

1.11 Transfer of Registration Rights. Incident to the sale or other transfer of Registrable Securities, Holders may transfer their registration rights under this Section 1 to a transferee who: (i) holds, immediately following the transfer, at least 50,000 shares of Registrable Securities (based upon common equivalents, and as adjusted for stock splits, stock dividends, combinations, recapitalizations and similar transactions); (ii) is a partner, a retired partner, member, former member, stockholder, equity holder, officer, family member or trust for the benefit of any individual Holder or other Affiliate of the transferor Holder; or (iii) has received all Registrable Securities then held by the Holder; provided that such transferee agrees to be bound by the terms and conditions of the registration rights contained herein.

1.12 Termination of Registration Rights. The rights granted under this Section 1 will terminate when all Registrable Securities can be sold under Rule 144 of the Securities Act during any 90-day period.

Section 2. INFORMATION RIGHTS

2.1 Annual Reports. The Company will deliver to each Holder holding at least 1,000,000 shares of Preferred Stock or any shares of Series E Stock (or, in either case, Common Stock issuable upon conversion of Preferred Stock or Series E Stock, and each as adjusted for stock splits, stock dividends, combinations, recapitalizations and similar transactions), within 90 days of the end of each fiscal year, audited annual financial statements of the Company prepared by a nationally recognized accounting firm in reasonable detail, including a balance sheet, a statement of operations and a statement of cash flows for such year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and accompanied by a report thereon by the Company’s independent certified public accountants, which audit report shall state that such financial statements present fairly the financial position of the Company as of such date and the results of operations and cash flows for the period indicated, all in conformity with generally accepted accounting principles, consistently applied (“GAAP”).

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2.2 Quarterly Reports. The Company shall provide each Holder holding at least 1,000,000 shares of Preferred Stock or any shares of Series E Stock (or, in either case, Common Stock issuable upon conversion of Preferred Stock or Series E Stock, and each as adjusted for stock splits, stock dividends, combinations, recapitalizations and similar transactions), within 45 days following the end of each fiscal quarter, unaudited financial statements of the Company, including a balance sheet, and a statement of operations and a statement of cash flows for such fiscal quarter and the fiscal year to date, setting forth in comparative form the corresponding figures for the corresponding period of the previous fiscal year, in each case prepared in accordance with GAAP (subject to normal year-end adjustments and without footnotes of any kind), and certified on behalf of the Company by the chief financial officer and chief executive officer of the Company. These obligations will terminate upon the Qualified IPO.

2.3 Monthly Reports. The Company shall provide each Holder holding at least 15,000,000 shares of Preferred Stock or any shares of Series E Stock (or Common Stock issuable upon conversion of Preferred Stock, and as adjusted for stock splits, stock dividends, combinations, recapitalizations and similar transactions) (a “Preemptive Rights Holder”), as soon as practicable after the end of each calendar month, monthly financial statements setting forth in comparative form against the Company’s then existing budget, prepared in accordance with GAAP (subject to normal year-end adjustments and without footnotes of any kind) and operational updates comparing actual performance to the Company’s annual budget.

2.4 Other Information. The Company shall provide each Preemptive Rights Holder: (i) at least 30 days prior to the commencement of the Company’s fiscal year, an annual budget and strategic plan; and (ii) such information relating to the financial condition, business, prospects or corporate affairs of the Company as such Preemptive Rights Holder may from time to time reasonably request in writing (provided that the Company shall not be obligated to provide any information which it reasonable considers to be a trade secret the disclosure of which the Board of Directors of the Company reasonably believes may adversely affect its business).

2.5 Termination of Information Rights. The Company’s obligation to deliver financial statements under this Section 2 will terminate on the closing of the Qualified Public Offering.

2.6 Inspection. The Company shall permit any Preemptive Rights Holder, at such Preemptive Rights Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Preemptive Rights Holder; provided, however, that the Company shall not be obligated pursuant to this Section 2.6 to provide access to any information that the Board of Directors of the Company reasonably considers to be a trade secret or similar confidential information the disclosure of which the Company reasonably believes may adversely affect its business.

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2.7 Assignment of Rights of Information. The rights granted pursuant to Sections 2.1, 2.2, 2.3, 2.4 and 2.6 may be assigned by each Preemptive Rights Holder to any transferee who receives registration rights pursuant to Section 1.11; provided that such transferee holds at least at least the minimum number of shares of Preferred Stock such transferee would have to hold to receive such rights hereunder had such transferee been a Holder as of the date of this Agreement and agrees to become subject to the obligations of the transferring Preemptive Rights Holder hereunder. Notwithstanding the foregoing, such rights may not be assigned to a transferee if the Board of Directors of the Company reasonably determines the transferee to be a competitor of the Company.

Section 3. PREEMPTIVE RIGHTS.

3.1 Calculation of Securities Subject to Right of First Refusal. If the Company proposes to issue, in a transaction or Series of related transactions, Common Stock or any other securities exercisable for or convertible into Common Stock or any other equity securities of the Company (including, without limitation, options, warrants, rights or convertible debt) (“New Securities”), then each Preemptive Rights Holder (as defined in Section 2.3) shall have the right to purchase that amount of the New Securities as will enable such holder to maintain the same percentage equity ownership in the Company after the completion of the sale as before such sale on a “fully-diluted” basis (such number of shares is referred to herein as the Preemptive Rights Holder’s “Pro Rata Share”). Such right shall not apply to: (i) securities offered to the public in a firm commitment underwritten public offering pursuant to a registration statement filed under the Securities Act; (ii) an issuance of New Securities in connection with a stock split or distribution of a stock dividend, or pursuant to any recapitalization, reorganization, consolidation or merger for purposes of reincorporation; (iii) an issuance of New Securities in connection with the Company effectuating or entering into a merger, joint venture, equipment leasing transaction or other commercial institutional financing transaction approved by the Board and undertaken for other than primarily equity financing purposes; (iv) an issuance of New Securities in connection with investments in the Company made by strategic investors in connection with a bona fide business arrangement related to the Company’s business and approved by the Board; (v) an issuance of securities upon the exercise or conversion of New Securities, the original issuance of which was subject to the rights set forth in this Section 3; (vi) an issuance of Common Stock upon conversion of the Preferred Stock; (vii) an issuance of New Securities to employees, directors or consultants pursuant to Board approval, up to a maximum of 90,510,859 shares of Common Stock (as adjusted for any subsequent stock dividends, combinations, subdivisions, splits or recapitalizations with respect to such shares); (viii) any issuance of Preferred Stock prior to the date of this Agreement; and (ix) any issuance of warrants and convertible promissory notes prior to the date of this Agreement (collectively, “Excepted New Issuances”). The term “fully-diluted” as used herein shall mean treating all outstanding options, warrants and rights to purchase equity securities of the Company as exercised and all securities convertible into Common Stock as converted.

3.2 Procedure.

(a) Notice. If the Company proposes to issue any New Securities, the Company shall first send to each Preemptive Rights Holder, by first class mail or other certifiable manner, a plan of issuance (the “Plan”). The Plan shall set forth: (i) the Pro Rata Share

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of each type of New Securities that may be issued to each Preemptive Rights Holder pursuant to the Right Offer (as hereinafter defined); (ii) the name and address of each person or entity other than Preferred Holders to whom the Company may issue any New Securities; (iii) the number of each type of New Securities that may be issued to each such person or entity; (iv) the price for, and material terms under which each such person or entity may acquire such New Securities; (v) with respect to each type of New Securities, an offer (the “Right Offer”) to issue and sell to each Preemptive Rights Holder such Preemptive Rights Holder’s Pro Rata Share of such New Securities (plus any overallotments for Participating Holders, as described below); and (vi) a statement explaining in detail how the Pro Rata Share of such Preemptive Rights Holder was calculated.

(b) Preemptive Right Period. Each Preemptive Rights Holder shall have the option, during the period commencing on the date that it receives the Plan and continuing until 15 days thereafter, inclusive (the “Preemptive Rights Period”), to purchase all or any portion of the New Securities offered to it pursuant to the Right Offer for the price and upon the terms specified in the Plan; provided, however, that the Preemptive Rights Holders who elect to purchase their full Pro Rata Share of the New Securities (the “Participating Holders”) will be entitled to purchase up to the full amount of the New Securities not purchased by those Preemptive Rights Holders who do not purchase their full Pro Rata Share of the New Securities, such New Securities to be allocated among the Participating Holders on a pro rata basis. Immediately upon the expiration of the Preemptive Rights Period, the Company shall be free for a period of 120 days thereafter to issue any New Securities not purchased by the Preferred Holders pursuant to the Right Offer (the “Unpurchased New Securities”). The Company may decide, in its sole discretion, whether to issue all or any portion of the Unpurchased New Securities and the manner in which it allocates such Unpurchased New Securities. Notwithstanding the foregoing, the Company shall not: (i) issue more than the maximum number of each type of New Securities that may be issued pursuant to the Plan less the number of such New Securities, if any, purchased by Preferred Holders pursuant to the Right Offer; (ii) issue any Unpurchased New Securities to any person or entity after expiration of the 120-day period provided in this Section 3.2(b); or (iii) issue any Unpurchased New Securities during such 120-day period to any person or entity for a lower price or upon terms more favorable to the potential purchaser than those set forth in the Plan. For purposes of this Section 3.2(b), any New Securities shall be deemed issued upon the date that the Company becomes obligated under any agreement to issue a definite and certain number of such New Securities to a specific person.

3.3 Exercise of Option. Any preemptive right specified in this Section 3 may be exercised by a Preemptive Rights Holder by the delivery of written notice to the Company within the time period required to exercise such right as set forth above. Such notice shall be deemed delivered upon personal delivery to the Company or upon the deposit of such notice, properly addressed and bearing proper and sufficient postage, in the United States mail or with any other carrier.

3.4 Closing. The closing at which any New Securities purchased pursuant to a Right Offer shall be transferred to a Preemptive Rights Holder shall be held within 30 days of the expiration of the Preemptive Rights Period. At such closing, the Company shall deliver to the exercising Preemptive Rights Holder the certificates or other documents representing the New Securities purchased by such Preemptive Rights Holder, and such holder shall pay the Company the purchase price for such securities.

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3.5 Legends. The Company may affix to the certificates representing or include in any other document embodying the New Securities so issued any legend(s) that it is reasonable, proper and equitable to affix or include in light of applicable laws and regulations.

3.6 Non-Conforming Issuance Void; Exceptions. Any attempted issuance of any securities in violation of the terms, conditions and restrictions of this Section 3 shall be void, and, in the event of an attempted issuance of any securities in violation of this Agreement, the Company shall not (a) treat on its books any such securities as issued or (b) treat any person or entity as the owner of, or accord any person or entity voting, dividend or other rights with respect to, such securities.

3.7 Transferability of Rights. The preemptive rights set forth in this Section 3 may not be assigned or transferred, except that (i) such rights are assignable by each Preemptive Rights Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Preemptive Rights Holder, (ii) such rights are assignable by each Preemptive Rights Holder to any partner, former partner, member, retired member, stockholder or Affiliate of such Preemptive Rights Holder, and (iii) such rights are assignable between and among any of the Preemptive Rights Holders.

3.8 Termination of Rights. All rights under this Section 3 shall terminate (a) on the first date on which no shares of Preferred Stock remain outstanding or (b) immediately before the closing of a Qualified Public Offering.

Section 4. FIRST REFUSAL AND CO-SALE RIGHTS.

4.1 Rights of First Refusal and Co-Sale.

(a) Notice. If any Founder proposes to sell to any person or entity any of its shares of Common Stock, then the Preemptive Rights Holders shall have a right of first refusal and right of co-sale on the terms described in this Section 4. For purposes of this Section 4, the Founder proposing such a sale shall be referred to as the “Selling Founder.” At least 20 days before the proposed closing date of any transfer of such shares, the Selling Founder shall give a written notice (the “Notice”) to the Company and to each of the Preemptive Rights Holders at its address as shown on the Company’s records. The Notice shall describe in detail the proposed sale, including the number of shares proposed to be transferred (the “Target Shares”), the transfer price or consideration to be paid and the name and address of the proposed transferee.

(b) Company Right of First Refusal. The Company (or its assignees) shall, for a period of twenty (20) days following receipt of the Notice, have the right to repurchase any or all of the Target Shares specified in the Notice upon substantially the same terms and conditions specified therein. Such right shall be exercisable by delivery of written notice (the “Company Exercise Notice”) to the Selling Founder prior to the expiration of the twenty (20) day exercise period. If such right is exercised with respect to all the

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Target Shares specified in the Notice, then the Company (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than five (5) business days after delivery of the Company Exercise Notice; and at such time the Selling Founder shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer.

(c) Preemptive Rights Holder Right of Second Refusal. If the Company declines to exercise its first refusal right with respect to any Target Shares, it must so notify each Preemptive Rights Holder in writing upon the expiration of such rights pursuant to Section 4.1(b) above with respect to any Target Shares, and then the Preemptive Rights Holders shall have the right, for a period of fifteen (15) days after receipt of the Company’s written notice that the Company has declined to exercise such rights with respect to any such Target Shares, to purchase such unpurchased Target Shares at the same price and on the same terms as those set forth in the Notice (the “Secondary Refusal Right”). Each Preemptive Rights Holder may exercise the Secondary Refusal Right and, thereby, purchase all or any portion of his or its Pro Rata Portion (as defined below and any reallotments as provided below) of the Target Shares, by notifying the Selling Founder and the Company in writing, before expiration of the fifteen (15) day period as to the number of such Target Shares that he or it wishes to purchase. If any prospective transferee identified in the Notice has offered to pay for any Target Shares with property, services or any other non-cash consideration, then the Preemptive Rights Holders shall nevertheless have the right to pay for such Target Shares with cash in an amount equal to the fair market value of the non-cash consideration offered by the prospective transferee in question, where the fair market value of such non-cash consideration shall be conclusively determined in good faith by the Board. For the purposes of this Agreement, the term “Pro Rata Portion” shall mean that number of shares of Common Stock equal to the product obtained by multiplying (i) the aggregate number of Target Shares covered by the Notice (less any shares of Target Shares purchased by the Company pursuant to its first refusal right) by (ii) a fraction, the numerator of which is the number of shares of capital stock of the Company owned by the Preemptive Rights Holder at the time of the sale or transfer, and the denominator of which is the total number of shares of capital stock of the Company owned by all Preemptive Rights Holders at the time of the Notice. If any Preemptive Rights Holder fails to purchase such Preemptive Rights Holder’s Pro Rata Portion pursuant to this Section 4.1(c), the Selling Founder shall give notice of such failure (the “Overallotment Notice”) to each other Preemptive Rights Holder who is purchasing such Preemptive Rights Holder’s Pro Rata Portion of the Target Shares (the “Purchasing Holders”). Such Overallotment Notice may be made by telephone if confirmed in writing within two (2) days. The Purchasing Holders shall have a right of overallotment such that they shall have five (5) days from the date such Overallotment Notice was given to agree to buy their Overallotment Pro Rata Portion of the unsold portion of the Target Shares. The term “Overallotment Pro Rata Portion” shall mean that number of shares of Common Stock equal to the product obtained by multiplying (i) the aggregate number of Target Shares not already purchased by the Company and the Preemptive Rights Holders by (ii) a fraction, the numerator of which is the number of shares of capital stock of the Company owned by the Purchasing Holder and the denominator of which is the total number of shares of capital stock of the Company owned by all Purchasing Holders at the time of the Notice.

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(d) Co-Sale Right. In the event that (i) the Company either waived or failed to fully exercise its first refusal right contained in Section 4.1(b) with respect to any Target Shares and (ii) the Preemptive Rights Holders failed to purchase all any of the Target Shares pursuant to the Secondary Refusal Right, then such Selling Founder promptly shall give written notice (the “Co-Sale Notice”) to the Company and the Preemptive Rights Holders at least ten (10) days following the expiration of the Secondary Refusal Right. Each Preemptive Rights Holder shall have the right, exercisable for thirty (30) days after the date of the Co-Sale Notice, to sell to the proposed transferee of such Target Shares up to such Preemptive Rights Holder’s Co-Sale Pro Rata Share (as defined below) of the Target Shares that the Selling Founder proposes to sell, on the same terms and conditions as those set forth in the Notice. To the extent that one or more of the Preemptive Rights Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Common Stock that the Selling Founder may sell in the transaction shall correspondingly be reduced.

(e) Special Definitions. For purposes of this Section 4, “Co-Sale Pro Rata Share” shall mean that number of shares of Common Stock equal to the product obtained by multiplying (i) the aggregate number of Target Shares covered by the Co-Sale Notice by (ii) a fraction, the numerator of which shall be the total number of shares of capital stock of the Company held by such Preemptive Rights Holder on a “fully diluted” basis as of the date of the Co-Sale Notice, and the denominator of which shall be the total number of shares of Common Stock held by the Selling Founder and the Preemptive Rights Holders on a “fully diluted” basis outstanding as of the date of the Co-Sale Notice. The term “fully-diluted” shall mean the number of shares of Common Stock that would be held if all currently outstanding options, warrants and rights to purchase or convert other securities into Common Stock were exercised in full.

4.2 Effect of Nonparticipation. Subject to the rights of Preemptive Rights Holders under Section 4.1, the Selling Founder may, within 60 days after the expiration of the 30-day period referred to in Section 4.1(d) above, conclude a sale of any or all of its shares covered by the Co-Sale Notice on terms and conditions not more favorable to the transferor than those described in the Co-Sale Notice. Any proposed sale on terms and conditions more favorable to the transferor than those described in the Notice, as well as any proposed sale by the Selling Founder of any Shares after the expiration of such 60-day period, shall again be subject to this Section 4.

4.3 Exempt Transfers.

(a) Notwithstanding the foregoing, the provisions of Section 4.1 shall not apply to: (i) any pledge of Common Stock made pursuant to a bona fide loan transaction that creates a mere security interest to which the holders of a majority of the Series E Stock then outstanding shall have consented; (ii) any transfer to the spouse, lineal descendants or antecedents, parents, siblings, or to trusts for the benefit of such persons or the Founder, whether such transfer occurs during the Founder’s lifetime or on the Founder’s death by will or intestacy; or (iii) any bona fide gift; provided that the pledgee, transferee or donee shall furnish the Preemptive Rights Holders with a written agreement to be bound by and comply with all provisions of this Agreement. Such transferred Common Stock shall remain “Common Stock” under this Agreement, and such pledgee, transferee or donee shall be treated as a Founder for purposes of this Agreement, provided that no such pledgee, transferee or donee shall have any registration rights under Section 1 of

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this agreement. Any transfers of Common Stock to the Company upon exercise of the right of repurchase or right of first refusal set forth in any founders’ stock purchase agreement, option exercise agreement or other agreement with the Company that was entered into by the Founder at the time he or she acquired such Common Stock shall also be exempt from the provisions of Section 4.1.

(b) Without limiting the foregoing, the provisions of Section 4.1 shall not apply to the sale of any Common Stock by a Founder, in one sale or several sales, related or unrelated, of up to 3% in the aggregate of the number of shares of Common Stock held by such Founder as of the date of this Agreement.

4.4 Termination of Rights of First Refusal and Co-Sale Rights. The rights and obligations of the parties under this Section 4 shall terminate upon and shall not apply to a Qualified IPO; or (b) the closing of the Company’s sale of all or substantially all of its assets, or the acquisition of the Company by another unaffiliated entity by means of a merger or consolidation resulting in the exchange of the outstanding shares of the Company’s capital stock for publicly traded securities or cash consideration issued, or caused to be issued, by the acquiring entity or its subsidiary.

Section 5. ADDITIONAL COVENANTS

5.1 Stock Vesting. Unless otherwise unanimously approved by the Board, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the company, and (b) seventy-five percent (75%) of such stock shall vest over the remaining three (3) years. With respect to any shares purchased by any such person, the Company’s repurchase option shall provide that upon such person’s termination of employment or service with the Company, with or without cause, the Company or its assignee shall have the option to purchase at cost any unvested shares of stock held by such person.

5.2 Right of First Refusal and Restrictions on Transfer on Common Stock. All shares of Common Stock of the Company will, at all times, be subject to a right of first refusal in favor of the Company and restrictions against transfer. The Company shall assign any such rights of first refusal that it chooses not to exercise to the holders of Preferred Stock on a pro rata basis.

5.3 Proprietary Information and Inventions Agreements. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement substantially in a form approved by the Company’s counsel or Board.

5.4 Qualified Small Business. The Company will use reasonable efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), any regulations promulgated thereunder and any similar state laws and regulations, and agrees not to repurchase any stock of the Company if such repurchase

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would cause the Shares not to so qualify as “Qualified Small Business Stock,” so long as the Company’s Board of Directors determines that it is in the best interests of and not unduly burdensome to the Company to comply with the provisions of Section 1202 of the Code. The Company further covenants to submit to the Investors upon their request and to state and federal taxation authorities such form and filings as may be required to document such compliance, including the California Franchise Tax Board Form 3565, Small Business Stock Questionnaire, with its franchise or income tax return for the current income year.

5.5 Market Stand-Off. The Company will include or has included a market-standoff provision similar to Section 1.10 in all employee stock purchase agreements and other registration rights agreements.

5.6 Directors and Officers Liability Insurance. The Company will use its best efforts to obtain and keep directors and officers liability insurance in the minimum amount of $2,000,000 if such coverage is available at commercially reasonable rates. Such coverage will be kept in place for so long as any representative(s) of Menlo Ventures or its Affiliates serve on the Company’s Board of Directors.

5.7 Termination of Covenants. All covenants of the Company contained in Section 5.1, 5.2, 5.3 and 5.4 shall expire and terminate as to each Investor upon the earlier to occur of (a) a Qualified IPO; or (b) the closing of the Company’s sale of all or substantially all of its assets, or the acquisition of the Company by another unaffiliated entity by means of a merger or consolidation resulting in the exchange of the outstanding shares of the Company’s capital stock for publicly traded securities or cash consideration issued, or caused to be issued, by the acquiring entity or its subsidiary.

Section 6. MISCELLANEOUS

6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

6.2 Survival. The covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon the successors, assigns, heirs, transferees, executors and administrators of the parties hereto.

6.4 Entire Agreement; Amendment and Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. This Agreement may be amended or waived only by a writing approved by (i) the Company, (ii) the holders of a majority of the shares of Series E Stock and shares of Common Stock issuable upon conversion of the Series E Stock held by the holders of Series E Stock, and (iii) the holders of a majority of the shares of Preferred Stock and

TELENAV, INC.

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

shares of Common Stock issuable upon conversion of the Preferred Stock held by the Preferred Holders; and provided further, that (i) no amendment may be made that adversely affects the rights of the Founders in a manner that is materially and adversely different from the manner in which the rights of the holders of common stock are so effected without the written consent of the Founders holding a majority of the Founders Stock then held by the Founders and (ii) no future registration rights may be granted by the Company other than in compliance with Section 1.9 hereof.

6.5 Notices. Except as otherwise provided, all notices and other communications required or permitted hereunder will be in writing and will be given by telegram, telecopy or other facsimile transmission, express courier holding itself out as able to make delivery within one business day after receipt, hand delivery, or certified or first class mail, postage prepaid, addressed (a) if to Preferred Holders, at each Preferred Holder’s address or facsimile transmission number set forth on Exhibit A attached hereto, or at such other address or facsimile transmission number as Preferred Holders will have furnished to the Company in writing, or (b) if to any other Holder of any of the Registrable Securities, at such address or facsimile transmission number as such Holder will have furnished the Company in writing, or, until any such Holder so furnishes an address and facsimile transmission number to the Company, then to and at the address or facsimile transmission number of the last Holder of such securities who has so furnished an address to the Company, (c) if to the Company, at its address set forth on the signature page hereto, or at such other address or facsimile transmission number as the Company will have furnished to the Preferred Holders in writing, or (d) if to a Founder, at such Founder’s address or facsimile transmission number set forth on Exhibit B attached hereto, or at such other address or facsimile transmission number as such Founder will have furnished to the Company in writing. Notice will be effective one business day after delivery to an express courier, or upon receipt if: (i) hand delivered; (ii) deposited in the United States mail as provided above; or (iii) sent by facsimile transmission (with return confirmation).

6.6 Title and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.

6.8 Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

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FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

6.9 Preservation of Corporate Existence. The Company covenants and agrees that it will at all times (i) preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties, and (ii) preserve and maintain all licenses and other rights to use Intellectual Property owned or possessed by it and deemed by the Company to be necessary or useful to the conduct of its business.

6.10 Aggregation of Stock. All shares of capital stock of the Company held or acquired by an Affiliate shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.11 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of page left intentionally blank.]

TELENAV, INC.

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, this Fifth Amended and Restated Investors’ Rights Agreement shall become effective as of the Effective Date upon the Company’s receipt of the requisite signatures set forth in Section 6.4 of the existing Fourth Amended and Restated Investors’ Rights Agreement dated as of the January 26, 2006.

COMPANY:	TELENAV, INC.

/s/ Dr. HaiPing Jin
Dr. HaiPing Jin
President and Chief Executive Officer

TELENAV, INC.

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

FOUNDERS:

/s/ Dr. HaiPing Jin
Dr. HaiPing Jin

/s/ Yi-Chung Chao
Yi-Chung Chao

/s/ Robert Rennard
Robert Rennard

/s/ Charles Trimble
Charles Trimble*

/s/ Jeannie Trimble Smith
Jeannie Trimble Smith*

/s/ Kari Trimble Patrick
Kari Trimble Patrick*

/s/ Constance Trimble Morrison
Constance Trimble Morrison*

/s/ Thomas Rennard
Thomas Rennard*

/s/ Kristin Rennard
Kristin Rennard*

*	This stockholder is a transferee of either HaiPing Jin, Robert Rennard or Yi-Chung Chao and is treated as a Founder for the purposes of this Agreement.

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SIGNATURE PAGE

FOUNDERS:

ROBERT RENNARD AND SHERRY RENNARD, AS COMMUNITY PROPERTY*

By:	/s/ Robert Rennard
Robert Rennard

By:	/s/ Sherry Rennard
Sherry Rennard*

Cunlian Zhang*

Rantai Wang*

Scott Taek Kon Kim*

Je Hye Kim*

Jiansong Piao*

Jianbai Piao*

Wenjie Xu*

Ling Wang*

*	This stockholder is a transferee of either HaiPing Jin, Robert Rennard or Yi-Chung Chao and is treated as a Founder for the purposes of this Agreement.

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FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

FOUNDERS:

Muhua Shi*

Dan Wang*

Hong Li*

Changbin Wang*

Guangshou Jin*

Jidong Jin*

Haiyang Jin*

Jacqueline Jin*

Michael Jin*

*	This stockholder is a transferee of either HaiPing Jin, Robert Rennard or Yi-Chung Chao and is treated as a Founder for the purposes of this Agreement.

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FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

PREFERRED HOLDERS:

MENLO VENTURES X, L.P.
MENLO ENTREPRENEURS FUND X, L.P.
MMEF X, L.P.

By:	MV Management X, L.L.C.
their General Partner

By:	/s/ Shawn Carolan
Name:	Shawn Carolan
Its:	Managing Member

TENAYA CAPITAL IV-C, LP (formerly known as Lehman Brothers Venture Partners 2003-C, L.P.)

By:	Tenaya Capital IV GP, LP
its General Partner

By:	Tenaya Capital IV GP, LLC
its General Partner

By:	/s/ James D. Hinson
Name:	James D. Hinson
Its:	COO

TENAYA CAPITAL IV-P, LP (formerly known as Lehman Brothers Venture Partners 2003-P, L.P.)

By:	Tenaya Capital IV GP, LP
its General Partner

By:	Tenaya Capital IV GP, LLC
its General Partner

By:	/s/ James D. Hinson
Name:	James D. Hinson
Its:	COO

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FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

PREFERRED HOLDERS:

LEHMAN BROTHERS VENTURE CAPITAL 2003 PARTNERSHIP

By:	Lehman Brothers Venture Associates 2003 LLC
its General Partner

By:	LB I Group Inc.
its General Partner

By:
Name:	Brian Paul
Its:	Vice President

LEHMAN BROTHERS P.A. LLC

By:
Name:	Brian Paul
Its:	Vice President

LEHMAN BROTHERS VENTURE CAPITAL PARTNERS II, L.P.

By:
Name:
Its:

LEHMAN BROTHERS PARTNERSHIP ACCOUNT 2000/2001, L.P.

By:
Name:
Its:

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FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

PREFERRED HOLDERS:

LEHMAN BROTHERS OFFSHORE PARTNERSHIP ACCOUNT 2000/2001, L.P.

By:
Name:
Its:

/s/ Samuel T. Chen
Samuel T. Chen

IGLOBE PARTNERS FUND, L.P.

By:	/s/ Soo Boon Koh
Name:	Soo Boon Koh
Its:	Managing Partner

/s/ Hon Jane Chiu
Hon Jane Chiu

/s/ Hang-Chien Hsu
Hang-Chien Hsu

SYCAMORE VENTURE CAPITAL, L.P.

By:	Sycamore Business Partners, L.P.
its General Partner

By:	Sycamore Management Corporation
its General Partner

By:	/s/ David Lichtenstein
Name:	David Lichtenstein
Its:	Vice President

Shih-Chia Pao

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FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

PREFERRED HOLDERS:

CG ASIAN-AMERICAN FUND, L.P.

By:	CG Asian-American Partners, L.P.
its General Partner

By:	Sycamore Management Corporation
its General Partner

By:	/s/ David Lichtenstein
Name:	David Lichtenstein
Its:	Vice President

/s/ Stephen Sun Chiao
Stephen Sun Chiao

Shan-Shan Fang

/s/ Dr. HaiPing Jin
Dr. HaiPing Jin

/s/ Yi-Chung Chao
Yi-Chung Chao

Robert Rennard

/s/ Xiaogang Zhang
Xiaogang Zhang

/s/ Xun Chen
Xun Chen

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FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

PREFERRED HOLDERS:

XIE FAMILY TRUST, DATED 7/29/99

By:	/s/ Ken Xie
Name:	Ken Xie
Its:	Trustee

NAVIGO CAPITAL GROUP, L.P.

By:	NCG Holdings, LLC
its General Partner

By:	/s/ Michael Probstel
Name:	Michael Probstel
Its:	Manager

/s/ Stephen Sun Chiao, attorney in fact
John R. Whitman

/s/ Stephen Sun Chiao, attorney in fact
Kit C. Wong

/s/ J. David Powell
J. David Powell

Steven Sun

/s/ Max G. Lagally
Max G. Lagally

Ken Hao

Su Chien-Ling Chen

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FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

PREFERRED HOLDERS:

Tejen Lin

Shu-Yuan Chao

Darsen Horng

/s/ Todd Bakar
Todd Bakar

Soot Pheng Yim

/s/ Michael Xie
Michael Xie

Lian S. Xie

/s/ Yuqiang Qin
Yuqiang Qin

/s/ Zhenshu Zhao
Zhenshu Zhao

Lei Wang

/s/ Hongjian Liu
Hongjian Liu

TELENAV, INC.

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

PREFERRED HOLDERS:

TECHNOLOGY LINK CAPITAL

By:	/s/ Lee-Hwa Pearlshine
Name:	Lee-Hwa Pearlshine
Its:	Director

1998 WANG/CHANG FAMILY REVOCABLE TRUST

By:
Name:
Its:

GRADE INVESTMENT CORP.

By:
Name:
Its:

TU REVOCABLE TRUST, DATED 2/14/90

By:
Name:
Its:

XI JIN AND ANDREW JI

By:
By:

Lynn Liu

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FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

PREFERRED HOLDERS:

Alnoor Shivji

Sami Nassar

/s/ Nusrat N. Govindji
Nusrat N. Govindji

/s/ Stephen Sun Chiao, attorney in fact
Kilin To

/s/ Stephen Sun Chiao, attorney in fact
Richard Chong

/s/ Stephen Sun Chiao, attorney in fact
Subir Ray

/s/ Stephen Sun Chiao, attorney in fact
Michael Horgan

/s/ Stephen Sun Chiao, attorney in fact
William W. Morton, Jr.

/s/ Kamal K. Mirchandani
Kamal K. Mirchandani

/s/ Simon Wong
Simon Wong

/s/ Stephen Sun Chiao, attorney in fact
Peter Gerry

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FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

PREFERRED HOLDERS:

BINGHAM MCCUTCHEN LLP

By:
Name:
Its:

EVERTOP INTERNATIONAL LIMITED (BVI)

By:
Name:
Its:

ARIES MANAGEMENT GROUP, INC.

By:
Name:
Its:

/s/ Fiona Chang
Fiona Chang

THE WU FAMILY TRUST DATED 3/17/92

By:
Name:
Its:

CLASS-A INVESTMENTS LTD.

By:
Name:
Its:

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FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

PREFERRED HOLDERS:

AVEX INVESTMENT HOLDINGS LIMITED

By:
Name:
Its:

SPRINGVEST CORPORATION

By:
Name:
Its:

THE LIN FAMILY 1987 TRUST

By:
Name:
Its:

/s/ Shyan-Hwant Chen
Shyan-Hwang Chen

CYBER PLUS LTD.

By:
Name:
Its:

Chan-Yee Hsiung

Chi-Mao Huang

TELENAV, INC.

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

PREFERRED HOLDERS:

Chin-Feng Lin

Chih-Cheng Liu

NEW RAINBOW INVESTMENT LIMITED

By:
Name:
Its:

Chien-Tung Chen

CHI-PING CHEN AND FENG-YUAN L. CHEN

By:	/s/ Chi-Ping Chen

By:	/s/ Feng-Yuan L. Chen

Fu-Shun Ko

Zu-Jean Tien

Cheng-Hsien Wu

Hsiung Wu

Andy Wan Yu

TELENAV, INC.

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

EXHIBIT A

Preferred Holders

Series A Holders

Technology Link Capital

Evertop International Limited (BVI)

Xiaogang Zhang

Xie Family Trust, dated 7/29/99

Su Chien-Ling Chen

Darsen Horng

Max G. Lagally

Tu Revocable Trust, dated 2/14/90

1998 Wang/Chang Family Revocable Trust

Xun Chen

Michael Xie

Shu-Yuan Chao

Grade Investment Corp.

Tejen Lin

Todd Bakar

J. David Powell

Bingham McCutchen LLP

Soot Pheng Yim

Steven Sun

Dr. HaiPing Jin

Ken Hao

Robert Rennard

Xi Jin and Andrew Ji

Yi-Chung Chao

Lian S. Xie

Yuqiang Qin

Zhenshu Zhao

Lei Wang

Hongjian Liu

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FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT A-1

Series B Holders

Sycamore Venture Capital, L.P.

Technology Link Capital

CG Asian-American Fund, L.P.

Evertop International Limited (BVI)

The Lin Family 1987 Trust

Darsen Horng

Aries Management Group, Inc.

Alnoor Shivji

Su Chien-Ling Chen

Kamal K. Mirchandani

Nusrat N. Govindji

Sami Nassar

The Wu Family Trust dated 3/17/92

Kilin To

Michael Horgan

Peter Gerry

Richard Chong

Simon Wong

Subir Ray

William W. Morton, Jr.

Lynn Liu

Class-A Investments Ltd.

Avex Investment Holdings Limited

Springvest Corporation

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FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT A-2

Series B Prime Holders

iGlobe Partners Fund, LP

Navigo Capital Group, L.P.

Kit C. Wong

John R. Whitman

Series C Holders

Sycamore Venture Capital, L.P.

CG Asian-American Fund, L.P.

Kit C. Wong

Kilin To

Simon Wong

John R. Whitman

Peter Gerry

Richard Chong

Subir Ray

Michael Horgan

William W. Morton, Jr.

Hon Jane Chiu

Hang-Chien Hsu

iGlobe Partners Fund, LP

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FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT A-3

Series C Prime Holders
Samuel T. Chen

Hon Jane Chiu

Hang-Chien Hsu

Kit C. Wong

John R. Whitman

Navigo Capital Group, L.P.

iGlobe Partners Fund, LP

Series D Holders
Fiona Chang

Samuel T. Chen

Bingham McCutchen LLP

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FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT A-4

Series E Holders

Menlo Ventures X, L.P.

Menlo Entrepreneurs Fund X, L.P.

MMEF X, L.P.

Tenaya Capital IV-C, LP

Tenaya Capital IV-P, LP

Lehman Brothers Venture Capital 2003 Partnership

Lehman Brothers P.A. LLC

Lehman Brothers Venture Capital Partners II, L.P.

Lehman Brothers Partnership Account 2000/2001, L.P.

Lehman Brothers Offshore Partnership Account 2000/2001, L.P.

Hon Jane Chiu

Hang-Chien Hsu

iGlobe Partners Fund, LP

Sycamore Venture Capital, L.P.

CG Asian-American Fund, L.P.

Stephen Sun Chiao

Shan-Shan Fang

Fiona Chang

Shyan-Hwang Chen

Shih-Chia Pao

Cyber Plus Ltd.

Chan-Yee Hsiung

Chi-Mao Huang

Chi-Feng Lin

Chih-Cheng Liu

New Rainbow Investment Limited

Chien-Tung Chen

Chi-Ping Chen and Feng-Yuan L. Chen

Fu-Shun Ko

Zu-Jean Tien

Cheng-Hsien Wu

Hsiung Wu

Andy Wan Yu

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FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT A-5

EXHIBIT B

Founders

Holder

Dr. HaiPing Jin

Yi-Chung Chao

Robert Rennard

Charles Trimble*

Jeannie Trimble Smith*

Kari Trimble Patrick*

Constance Trimble Morrison*

Thomas Rennard*

Kristin Rennard*

Robert Rennard and Sherry Rennard, as Community Property*

Cunlian Zhang*

Rantai Wang*

Scott Taek Kon Kim*

Je Hye Kim*

Jiansong Piao*

Jianbai Piao*

Wenjie Xu*

Ling Wang*

Muhua Shi*

*	This stockholder is a transferee of either HaiPing Jin, Robert Rennard or Yi-Chung Chao and is treated as a Founder for the purposes of this Agreement.

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FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT B-1

Dan Wang*

Hong Li*

Changbin Wang*

Guangshou Jin*

Jidong Jin*

Haiyang Jin*

Jacqueline Jin*

Michael Jin*

*	This stockholder is a transferee of either HaiPing Jin, Robert Rennard or Yi-Chung Chao and is treated as a Founder for the purposes of this Agreement.

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FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT B-2